Exhibit 99.1

NEWFIELD ANNOUNCES RECORD FIRST QUARTER RESULTS**

FOR IMMEDIATE RELEASE

Houston – (April 28, 2004) – Newfield Exploration Company (NYSE:NFX) today announced its financial and operating results for the first quarter of 2004. A conference call to discuss the results is planned for 8:30 a.m. (CDT), Thursday, April 29. To participate in the call, dial 719-457-2682. A listen-only broadcast will also be provided over the Internet. Simply go to the Investor Relations section at www.newfld.com.

     For the first quarter of 2004, Newfield reported net income of $77.9 million, or $1.38 per share (all per share amounts are on a diluted basis). Stated without the effect of a $10.8 million ($7.0 million after-tax), or $0.12 per share, charge related to unrealized commodity derivative transactions, net income for the first quarter of 2004 was $84.9 million, or $1.50 per share. Revenues in the first quarter of 2004 were $305.4 million. Net cash provided by operating activities before changes in operating assets and liabilities was $208.1 million in the first quarter of 2004. See Explanation and Reconciliation of Non-GAAP Financial Measures.

     Newfield’s results for the first quarter of 2004 compare favorably to the same period of the prior year. Net income from continuing operations in the first quarter of 2003 was $64.9 million, or $1.18 per share. Earnings in the first quarter of 2003 were impacted by the following two items: a $10.0 million one-time charge ($6.5 million after tax), or $0.12 per share, associated with the unwind of the gas forward sales obligation inherited through the acquisition of EEX Corporation in late 2002; and an $8.6 million gain ($5.6 million after tax), or $0.10 per share, resulting from the cumulative effect of adoption of SFAS No. 143. SFAS No. 143 changed the method of accounting for expected future costs associated with our abandonment obligations. Revenues in the first quarter of 2003 were $267.9 million. Net cash provided by continuing operating activities before changes in operating assets and liabilities was $174.4 million in the first quarter of 2003.

     Newfield’s production in the first quarter of 2004 was 57.4 Bcfe, an 8% increase over first quarter 2003 production of 53.1 Bcfe. The following tables detail production and average realized prices for the first quarters of 2004 and 2003.

Production

	1Q04	1Q03	% Change
Natural gas (Bcf)	48.1	44.0	9%
Oil and condensate (MMBbls)	1.5	1.5	—
Total (Bcfe)	57.4	53.1	8%

Average Realized Prices+

	1Q04	1Q03	% Change
Natural gas (per Mcf)	$5.30	$5.05	5%
Oil and condensate (per Bbl)	31.66	29.04	9%
Natural gas equivalent (per Mcfe)	5.30	5.02	6%

+Prices shown are net of all applicable transportation expenses, which reduced the realized price of natural gas by $0.02 per Mcf and the realized price of oil and condensate by $0.33 per Bbl in both quarters. Average realized prices include the effects of hedging other than our three-way collar contracts, which do not qualify for hedge accounting under SFAS No. 133. Had we included the realized loss on our three-way oil contracts our average realized price for oil and condensate would have been $30.70 per Bbl for the first quarter of 2004. The settlement of our three-way gas contracts had no impact on our realized price for natural gas for the first quarter of 2004. We did not enter into any three-way collar contracts prior to August 2003.

     Stated on a unit of production basis, Newfield’s lease operating expense (LOE) in the first quarter of 2004 was $0.52 per Mcfe and equal to LOE from continuing operations in the same period of 2003. Production taxes in the first quarter of 2004 decreased to $0.15 per Mcfe compared to production taxes from continuing operations of $0.19 per Mcfe in the same period of 2003. DD&A expense in the first quarter of 2004 was $1.85 per Mcfe compared to DD&A expense from continuing operations of $1.76 per Mcfe in the first quarter of 2003. G&A expense (including stock compensation) in the first quarter of 2004 was $0.32 per Mcfe and equal to G&A expense from continuing operations in the same period of 2003. G&A expense in the first quarter of 2004 is net of capitalized direct internal costs of $6.9 million compared to $6.8 million in the first quarter of 2003.

     Capital expenditures in the first quarter of 2004 were $152.3 million.

Explanation and Reconciliation of Non-GAAP Financial Measures

     Earnings stated without the effect of unrealized commodity derivative transactions, a non-GAAP financial measure, exclude certain items that effect the comparability of operating results. Earnings without the effect of these items are presented because the timing and amount of these items cannot be reasonably estimated and because earnings without the effect of these items are more comparable to earnings estimates provided by securities analysts. Commodity derivative expense as stated in our consolidated statement of income includes $10.8 million of unrealized commodity derivative transactions and $1.5 million of realized commodity derivative transactions in the first quarter of 2004. A reconciliation of earnings stated without the effect of the unrealized commodity derivative transactions to net income is shown below:

1Q04
Net income	$77.9
Plus: Unrealized commodity derivative expense	10.8
Less: Income tax provision adjustment for above item	3.8

Earnings stated without the effect of unrealized commodity derivative transactions	$84.9

     Net cash provided by operating activities before changes in operating assets and liabilities is presented because of its acceptance as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. This measure should not be considered as an alternative to net cash provided by operating activities as defined by generally accepted accounting principles. A reconciliation of net cash provided by operating activities from continuing operations before changes in operating assets and liabilities to net cash provided by operating activities from continuing operations is shown below:

	1Q04	1Q03
Net cash provided by operating activities from continuing operations	$218.7	$61.1
Less: (Increase) decrease in operating assets and liabilities	10.6	(113.3)

Net cash provided by operating activities from continuing operations before changes in operating assets and liabilities	$208.1	$174.4

Second Quarter 2004 Estimates

     Natural gas production and pricing The Company’s natural gas production in the second quarter of 2004 is expected to be 44 – 48 Bcf (480 – 530 MMcf/d). The price the Company receives for natural gas production from the Gulf of Mexico and onshore Gulf Coast has typically tracked the Henry Hub Index. Gas from Mid-Continent properties has typically sold at a discount of $0.12 – $0.15 per Mcf to Henry Hub. Hedging gains or losses will affect price realizations.

     Crude oil production and pricing Oil production in the second quarter of 2004 is expected to be 1.5 – 1.6 million barrels (16,000 – 17,700 BOPD). The price the Company receives for Gulf Coast production has typically averaged about $2 below the NYMEX West Texas Intermediate (WTI) price. Oil production from the Mid-Continent has typically sold at a $1.00 – $1.50 per barrel discount to WTI. Hedging gains or losses will affect price realizations.

     Lease Operating and Other Expenses LOE is expected to be $35 – $39 million ($0.67 – $0.75 per Mcfe) in the second quarter of 2004. Production taxes in the second quarter of 2004 are expected to be $12 – $13 million ($0.22 – $0.25 per Mcfe). These expenses vary and are subject to impact from, among other things, production volumes and commodity pricing, tax rates, service costs, the costs of goods and materials and workover activities.

     General and Administrative Expense G&A expense for the second quarter of 2004 is expected to be $18 – $20 million ($0.27 – $0.29 per Mcfe), net of capitalized direct internal costs. Capitalized G&A expense is expected to be $6 – $8 million. G&A expense includes stock and incentive compensation expense. Incentive compensation expense depends largely on net income.

     Interest Expense The non-capitalized portion of the Company’s interest expense for the second quarter of 2004 is expected to be $8 – $9 million ($0.15 – $0.17 per Mcfe). Current borrowings under the Company’s credit arrangements are $12 million. The remainder of long-term debt consists of three separate issuances of notes that in the aggregate total $550 million in principal amount. Capitalized interest for the second quarter of 2004 is expected to be about $3 – $4 million.

     Income Taxes Including both current and deferred taxes, Newfield expects its consolidated income tax rate in the second quarter of 2004 to be about 35 – 38%. About 40% of the tax provision is expected to be deferred.

     The Company provides information regarding its outstanding hedging positions in its annual report and quarterly reports filed with the SEC and in its electronic publication — @NFX. This publication can be found on Newfield’s web page at http://www.newfld.com. Through the web page, you may elect to receive @NFX through e-mail distribution.

     Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. The Company relies on a proven growth strategy that includes balancing acquisitions with drill bit opportunities. Newfield’s areas of operation include the Gulf of Mexico, the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins and select international ventures.

     **The statements set forth in this release regarding estimated or anticipated second quarter results and production volumes are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability of capital resources, labor conditions and other factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.

Newfield Exploration Company	For information, contact:
363 N. Sam Houston Parkway East, Ste. 2020	Steve Campbell
Houston, TX 77060	(281)847-6081
www.newfld.com	info@newfld.com

###

CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in thousands, except share and per share data)

	For the
	Three Months Ended
	March 31,
	2004	2003
Oil and gas revenues	$305,355	$267,891

Operating expenses:
Lease operating	29,865	27,807
Production and other taxes	8,359	10,207
Transportation	1,440	1,563
Depreciation, depletion and amortization	105,905	93,318
General and administrative(A)	18,560	17,006
Gas sales obligation settlement	—	9,998

Total operating expenses	164,129	159,899

Income from operations	141,226	107,992
Other income (expenses):
Interest expense	(12,532)	(16,686)
Capitalized interest	3,935	3,819
Dividends on preferred securities of Newfield Financial Trust I	—	(2,336)
Commodity derivative expense*	(12,241)	(1,217)
Other	660	520

	(20,178)	(15,900)

Income from continuing operations before income taxes	121,048	92,092
Income tax provision	43,140	32,746

Income from continuing operations	77,908	59,346
Loss from discontinued operations, net of tax	—	(780)

Income before cumulative effect of change in accounting principle	77,908	58,566
Cumulative effect of change in accounting principle, net of tax**	—	5,575

Net income	$77,908	$64,141

Earnings per share:
Basic
Income from continuing operations	$1.39	$1.14
Loss from discontinued operations	—	(0.01)
Cumulative effect of change in accounting principle, net of tax**	—	0.11

Net income	$1.39	$1.24

Diluted
Income from continuing operations	$1.38	$1.08
Loss from discontinued operations	—	(0.01)
Cumulative effect of change in accounting principle, net of tax**	—	0.10

Net income	$1.38	$1.17

Weighted average number of shares outstanding for basic earnings per share	55,921	51,886
Weighted average number of shares outstanding for diluted earnings per share	56,633	56,208

(A)	Includes stock compensation of $991 and $679 for the three months ended March 31, 2004 and 2003, respectively.

*	Associated with SFAS No. 133.

**	Associated with the adoption of SFAS No. 143.

PRODUCTION DATA FROM CONTINUING OPERATIONS

	For the
	Three Months Ended
	March 31,
	2004	2003
Average daily production:
Oil and condensate (Bbls)	16,996	16,849
Natural gas (Mcf)	528.4	488.9
Average realized price:
Oil and condensate (Bbls)	$31.66	$29.04
Natural gas (Mcf)	$5.30	$5.05

CONSOLIDATED BALANCE SHEET
(Unaudited, in thousands of dollars)

	March 31,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$16,933	$15,347
Accounts receivable, oil and gas	168,733	134,774
Inventories	784	553
Derivative assets*	5,889	13,786
Deferred taxes	28,749	12,893
Other current assets	33,858	61,563

Total current assets	254,946	238,916

Oil and gas properties, net (full cost method)	2,467,680	2,418,500
Floating production system and pipelines	35,000	35,000
Furniture, fixtures and equipment, net	5,489	5,875
Derivative assets*	4,154	2,223
Other assets	17,948	16,197
Goodwill	16,378	16,378

Total assets	$2,801,595	$2,733,089

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$276,364	$255,522
Derivative liabilities*	81,559	44,696

Total current liabilities	357,923	300,218

Other liabilities	13,154	13,203
Derivative liabilities*	13,582	13,244
Long-term debt	575,988	643,459
Asset retirement obligation**	153,839	151,548
Deferred taxes	258,580	242,839

Total long-term liabilities	1,015,143	1,064,293

Commitments and contingencies	—	—
STOCKHOLDERS’ EQUITY
Common stock	573	571
Additional paid-in capital	800,598	796,256
Treasury stock	(27,050)	(26,679)
Unearned compensation	(10,506)	(10,912)
Accumulated other comprehensive income (loss)
Foreign currency translation adjustment	1,116	851
Commodity derivatives *	(49,029)	(26,428)
Minimum pension liability	(833)	(833)
Retained earnings	713,660	635,752

Total stockholders’ equity	1,428,529	1,368,578

Total liabilities and stockholders’ equity	$2,801,595	$2,733,089

*	Associated with SFAS No. 133.

**	Associated with SFAS No. 143.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands of dollars)

	For the
	Three Months Ended
	March 31,
	2004	2003
Cash flows from operating activities:
Net income	$77,908	$64,141
Loss from discontinued operations, net of tax	—	780
Depreciation, depletion and amortization	105,905	93,318
Deferred taxes	12,559	9,890
Stock compensation	991	679
Commodity derivative expense*	10,762	1,217
Gas sales obligation settlement	—	9,998
Cumulative effect of change in accounting principle**	—	(5,575)

	208,125	174,448
Changes in operating assets and liabilities	10,603	(113,365)

Net cash provided by continuing activities	218,728	61,083
Net cash provided by discontinued activities	—	4,572

Net cash provided by operating activities	218,728	65,655

Cash flows from investing activities:
Additions to oil and gas properties	(147,058)	(122,662)
Additions to furniture, fixtures and equipment	(702)	(1,779)

Net cash used in continuing activities	(147,760)	(124,441)
Net cash used in discontinued activities	—	(1,442)

Net cash used in investing activities	(147,760)	(125,883)

Cash flows from financing activities:
Proceeds from borrowings under credit arrangements	132,500	744,000
Repayments of borrowings under credit arrangements	(202,500)	(575,000)
Repurchases of secured notes	(2,895)	(33,869)
Deliveries under the gas sales obligation	—	(8,442)
Proceeds from issuances of common stock	3,627	726
Repayments of secured notes	—	(11,215)
Gas sales obligation settlement	—	(62,017)
Purchases of treasury stock	(371)	(339)

Net cash provided by (used in) continuing activities	(69,639)	53,844
Net cash provided by (used in) discontinued activities	—	—

Net cash provided by (used in) financing activities	(69,639)	53,844

Effect of exchange rate changes on cash and cash equivalents	257	72

Increase (decrease) in cash and cash equivalents	1,586	(6,312)
Cash and cash equivalents from continuing operations, beginning of period	15,347	33,798
Cash and cash equivalents from discontinued operations, beginning of period	—	15,100

Cash and cash equivalents, end of period	$16,933	$42,586

*	Associated with SFAS No. 133.

**	Associated with the adoption of SFAS No. 143.